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                        Exhibit 23.2: Consent of BKD LLP


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            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in this registration statement of First Advantage Bancorp (Corporation) on Form S-8 of our report dated March 17, 2008, on our audits of the consolidated financial statements of the Corporation as of and for the years ended December 31, 2007 and 2006, which report is included in the Corporation's annual report on Form 10-K for the year ended December 31, 2007.

                                                       /s/ BKD, LLP


Louisville, Kentucky
June 12, 2008